UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2013

Accenture plc

(Exact name of Registrant as specified in its charter)

Ireland	001-34448	98-0627530
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 Grand Canal Square,

Grand Canal Harbour,

Dublin 2, Ireland

(Address of principal executive offices)

Registrant’s telephone number, including area code: (353) (1) 646-2000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 1, 2013, Accenture plc (“Accenture”) announced that Richard P. Clark would assume the role of chief accounting officer, effective September 1, 2013, in addition to continuing in his current role as Accenture’s corporate controller. Mr. Clark succeeds Anthony G. Coughlan, who has been Accenture’s chief accounting officer since 2004 and who will continue to lead a number of key finance initiatives, reporting to Accenture’s chief financial officer.

Mr. Clark, 52, has held many Finance leadership roles at Accenture. Prior to becoming corporate controller in 2010, he served as Accenture’s senior managing director of investor relations from 2006 to 2010. Prior to that, he held executive positions in several Accenture business areas.

No determination regarding compensation arrangements relating to Mr. Clark’s promotion to chief accounting officer has been made as of the date of filing of this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

(d)	The following exhibits are attached to this Current Report on Form 8-K

99	News release issued July 1, 2013, filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 1, 2013	ACCENTURE PLC

	By:	/s/ Julie S. Sweet
	Name:	Julie S. Sweet
	Title:	General Counsel, Secretary & Chief
Compliance Officer

EXHIBIT INDEX

Exhibit No.	Description

99	News release issued July 1, 2013, filed herewith.